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                           KIRKPATRICK & LOCKHART LLP

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                          1251 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10020-1104

                            TELEPHONE (212) 536-3900
                            FACSIMILE (212) 536-3901


                                                                    Exhibit 5.02

                                January 21, 1997

Aristech Chemical Corporation
600 Grant Street
Pittsburgh, PA  15219

Ladies and Gentlemen:

     We have acted as counsel to Aristech Chemical Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-4 (No. 333-17961) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission. The Registration Statement relates to the proposed issuance of up to $150,000,000 aggregate principal amount of the Company's 6-7/8% notes due 2006 (the "New Notes") registered under the Securities Act in exchange for an identical principal amount of the Company's outstanding 6-7/8% notes due 2006 (the "Old Notes"). The New Notes are issuable, and the Old Notes were issued, under an Indenture dated as of November 1, 1996 (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee").

     We have examined the Registration Statement, the Indenture and the Company's Restated Certificate of Incorporation and By-laws, each as amended to date. We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of this opinion.

     In making such examination and rendering the opinion set forth below, we have assume the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, telecopied, photostatic or reproduced copies and the authenticity of the originals of such documents, and the execution and delivery of all such documents and instruments.

     To the extent relevant to the opinion set forth below, we have assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture and is qualified and eligible under the terms of the Indenture to act as trustee


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Aristech Chemical Corporation
January 19, 1997
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thereunder; that the Indenture was duly authorized, executed and delivered by the Trustee; that the Indenture is a valid and binding obligation of the Trustee; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     Based upon the foregoing, and subject to the effectiveness of the Registration Statement under the Securities Act and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, we are of the opinion that, when the New Notes are duly executed, attested, issued and delivered by duly authorized officers of the Company and duly authenticated by Trustee, all in accordance with the terms of the Indenture, against surrender and cancellation of an identical principal amount of Old Notes, the New Notes will constitute legally issued and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     We consent to the use of this opinion as Exhibit 5.02 to the Registration Statement and to the reference to the undersigned in the prospectus that forms part of the Registration Statement.

                                        Sincerely,

                                        /s/ KIRKPATRICK & LOCKHART LLP